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                                                                    EXHIBIT 10ee


                              EMPLOYMENT AGREEMENT



                  THIS AGREEMENT, made and entered into by and between KMART CORPORATION, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Ronald Hutchison (the "Executive").

                  WHEREAS, in light of current conditions, the Company is considering various strategic initiatives, including but not limited to a financial restructuring;

                  WHEREAS, the Company believes that the Executive's knowledge, skill and experience will be essential in enabling the Company successfully to implement any such strategic initiatives;

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to accept such employment, subject to the terms and provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1. Definitions.

                  (a) "Base Salary" shall mean the salary granted to the Executive pursuant to Section 4.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean termination of the Executive based on
(i) conduct which is a material violation of Company policy or which is fraudulent or unlawful or which materially interferes with the ability of the Executive to perform his duties, (ii) misconduct which results in damage or injury to the Company, including damage to its reputation, or (iii) gross negligence in the performance of, or willful failure to perform, the Executive's duties and responsibilities.

                  (d) "Chairman" shall mean the Chairman of the Board.

                  (e) A "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                           (i) The "beneficial ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than the



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         Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                           (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or a similar form of transaction involving the Company, or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                           (iii) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

                                    The foregoing to the contrary
notwithstanding, if a Potential Change in Control involves a transaction proposed by the Executive (or a group which includes the Executive), either as a first proposal or a competing proposal, and a Change in Control does occur (whether or not the transaction constituting such Change of Control is the same transaction proposed by the Executive and whether or not the Executive participates as an equity investor in the acquiring entity in such transaction), then for purposes of this agreement, no Change in Control shall be deemed to have occurred with respect to any such Executive.

                  (f) "Constructive Termination" by the Executive shall mean termination based on the occurrence without the Executive's express consent of any of the following: (i) a significant diminution by the Company of the Executive's role with the Company or a significant detrimental change in the nature and/or scope of the Executive's status with the Company, other than for Cause or Disability or (ii) a reduction in the Executive's Base Salary, other than for Cause or Disability. The Executive shall further be required to comply with the provisions of Section 9(d)(i) of this Agreement with respect to a Constructive Termination.

                  (g) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.

                  (h) "Effective Date" shall mean the date of execution of this Agreement.

                  (i) A "Potential Change in Control" shall mean the happening of any of the following:

                                    (i) the Company enters into an agreement,
         the consummation of which would result in the occurrence of a Change in Control;

                                    (ii) any person (including the Company)
         publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;



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                                    (iii) any person, other than a trustee or
         other fiduciary holding securities under an employee benefit plan of the Company (or an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or

                                    (iv) the Board adopts a resolution to the
         effect that, for purposes of this Plan, a Potential Change in Control has occurred.

                           (j) "Restructuring Date" shall mean the date on which
a plan of reorganization that is confirmed by the bankruptcy court becomes effective or the Company otherwise emerges from Chapter 11, as a result of which the business of the Company is maintained on an ongoing basis, whether maintained by the Company, the debtor in possession or by an entity that has acquired all or substantially all of the Company's or debtor in possession's assets.

                           (k) "Term of Employment" shall mean the period
commencing on the Effective Date and ending on the earlier of (i) January 31, 2003 or (ii) the Restructuring Date provided, however, that the Term of Employment shall be extended for an additional year to January 31, 2004 (but not beyond the Restructuring Date), unless the Company delivers a written notice of non-extension to the Executive prior to December 31, 2002.

                  2. Term of Employment. Subject to Section 9, the Company hereby employs the Executive, and the Executive hereby accepts such employment for the Term of Employment.

                  3. Position, Duties and Responsibilities.

                           (a) During the Term of Employment, the Executive
shall be employed and serve as the Chief Restructuring Officer of the Company (or such other position or positions as may be agreed upon in writing by the Executive and the Company) and be responsible for managing and implementing the restructuring of the Company as directed by the Chairman and the Board. The Executive shall devote substantially all of his business time, attention and skill to the performance of such duties and responsibilities, and shall use his best efforts to promote the interests of the Company. The Executive shall have all authority commensurate with such position. The Executive shall not, without the prior written approval of the Board, engage in any other business activity which is in violation of policies established from time to time by the Company.

                           (b) Anything herein to the contrary notwithstanding,
nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs,



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provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as an executive officer of the Company.

                           (c) The Executive is expected to perform his services
hereunder primarily at the Company's headquarters. To that end, the Company shall provide the Executive with office space and staff at its headquarters in Troy, Michigan that are commensurate with the Executive's duties hereunder.

                  4. Base Salary. During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in bi-monthly installments, of $475,000.

                  5. Inducement Payment. The Executive shall be entitled to receive, upon execution of this Agreement, a lump sum cash payment of $250,000.

                  6. Success Payment. Provided the Executive is employed by the Company on the Restructuring Date, the Executive shall be entitled to receive, promptly, but in no event later than ten days following the Restructuring Date, a lump sum cash payment of $1,000,000.

                  7. Employee Benefit Programs. During the Term of Employment, the Executive shall be eligible to participate in all employee pension and welfare benefit plans and programs made available generally to the Company's senior-level executives (other than the CEO) or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical (including annual executive physicals), dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded; provided, however, that the Executive shall not be eligible to participate in any annual performance bonus or long term incentive plan or program.

                  8. Reimbursement of Business and Other Expenses; Perquisites; Vacations.

                           (a) The Executive is authorized to incur reasonable
expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal and financial advisor expenses incurred in connection with the preparation of this Agreement.

                           (b) During the Term of Employment, the Company shall
reimburse the Executive for personal financial (including tax) counseling (other than legal fees) by a firm or consultant to be chosen by the Executive, such reimbursement to be no more than the amount authorized under Company policy in effect from time to time.

                           (c) The Executive shall be entitled to three weeks
paid vacation per year.



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                           (d) The Company agrees to continue and maintain a
directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers or former officers.

                           (e) During the Term of Employment, the Company shall
reimburse the Executive for reasonable living expenses incurred by the Executive while residing in the Troy, Michigan area. The Company shall make to the Executive additional payments on a fully grossed-up basis to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive with respect to benefits provided under this Section 7(e).

                  9. Termination of Employment.

                           (a) Termination Due to Death. In the event the
Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to the following:

                                    (i) Base Salary through the date of death;

                                    (ii) any amounts earned, accrued or owing to
         the Executive but not yet paid under this Agreement; and

                                    (iii) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                           (b) Termination Due to Disability. In the event the
Executive's employment is terminated due to his Disability, he shall be entitled in such case to the following:

                                    (i) Base Salary through the date of
         termination;

                                    (ii) through the Company's long-term
         disability plans or otherwise, an amount equal to 60% of the Base Salary for the period beginning on the date of termination through the Executive's attainment of age 65;

                                    (iii) any amounts earned, accrued or owing
         to the Executive but not yet paid under this Agreement; and

                                    (iv) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                                    In no event shall a termination of the
         Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 16 below.

                           (c) Termination by the Company for Cause. In the
event the Company terminates the Executive's employment for Cause, he shall be entitled to:



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                                    (i) Base Salary through the date of the
         termination of his employment;

                                    (ii) any amounts earned, accrued or owing to
         the Executive but not yet paid under this Agreement; and

                                    (iii) other or additional benefits in
         accordance with applicable plans or programs of the Company.

                           (d) Termination Without Cause or Constructive
Termination.

                                    (i) A Constructive Termination shall not
         take effect unless the provisions of this paragraph 9(d)(i) are complied with. The Company shall be given written notice by the Executive of the intention to terminate his employment on account of a Constructive Termination, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed Constructive Termination is based and
         (B) to be given within six months of the Executive learning of such act or acts or failure or failures to act. The Company shall have 30 days after the date that such written notice has been given to the Company in which to cure such conduct, to the extent such cure is possible.

                                    (ii) In the event the Executive's employment
         is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination, the Executive shall be entitled to receive:

                                             (A) Base Salary through the date of
         termination of the Executive's employment;

                                             (B) if such termination occurs
         prior to the Restructuring Date, a lump sum cash payment equal to the Executive's annual Base Salary in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination, then the Base Salary in effect immediately prior to such reduction);

                                             (C) if such termination occurs
         prior to the Restructuring Date and the Restructuring Date occurs within 12 months following such termination, a lump sum cash payment of $525,000 to be paid promptly, but in no event later than 10 days, following the Restructuring Date;

                                             (D) any amounts earned, accrued or
         owing to the Executive but not yet paid under this Agreement;

                                             (E) continued participation in all
         medical, dental, hospitalization and life insurance coverage and in other employee welfare benefit plans or programs in which he was participating on the date of the termination of his employment for an additional 12 months following such termination; provided that the Company's obligations under this clause (E) shall be reduced to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer: and



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         provided, further, that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (E) of this Section 9(d), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                                             (F) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                           (e) Termination of Employment Following a Change in
Control. If, within two years following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination, (in either event, a "CIC Termination") the Executive shall be entitled to the payments and benefits provided in Section 9(d) above, provided that all cash payments provided therein shall be paid in a lump sum without any discount and all of such payments shall be grossed up to cover applicable federal, state and local income and excise taxes thereon, including, without limitation, any tax imposed by Section 4999 of the Code or any similar tax. In addition, immediately following a CIC Termination, all accrued or earned amounts that are not otherwise vested, shall become fully vested, including, without limitation, the Executive's accrued benefits under any supplemental retirement plan maintained by the Company. All accrued benefits under such plans shall be paid as a lump-sum cash payment, except for amounts, if any, payable to the Executive under the Company's tax qualified pension plan.

                           (f) Voluntary Termination. In the event of a
termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination, the Executive shall have the same entitlements as provided in Section 9(c) above for a termination for Cause. A voluntary termination under this Section 9(f) shall be effective upon 30 days' prior written notice to the Company and shall not be deemed a breach of this Agreement.

                           (g) Payment Following a Change in Control. In the
event of a CIC Termination and if the aggregate of all payments of benefits made or provided to the Executive under Section 9(e) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is deemed in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the Executive, prior to the time an excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 9(g) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If



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the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

                           (h) No Mitigation; No Offset. In the event of any
termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 9.

                           (i) Nature of Payments. Any amounts due under this
Section 9 are in the nature of severance payments considered to be reasonable by the Company. Failure to qualify for any such payment is not in the nature of a penalty.

                           (j) Exclusivity of Severance Payments. Upon
termination of the Executive's employment during the Term of Employment, he shall not be entitled to any payments or benefits from the Company, other than as provided herein, or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided hereunder, except for any benefits which may be due the Executive in normal course under any employee benefit plan of the Company which provides benefits after termination of employment.

                           (k) Restrictive Covenants. The Executive agrees that
any right to receive any payments and/or benefits hereunder, other than Base Salary and/or any other compensation already earned by the Executive and required to be paid by state law other than under this Agreement, will cease and be immediately forfeited if the Executive breaches the provisions of Section 10 below. The foregoing is in addition to the rights of the Company under Section 10.

                           (l) Release of Claims. As a condition of the
Executive's entitlement to the payment and/or delivery of any of the severance rights and benefits provided in this Section 9 (other than in the event of the Executive's death or in the event of a Change in Control), the Executive shall be required to execute and honor a release of claims in the form reasonably requested by the Company.

                           (m) Termination at Will. Notwithstanding anything
herein to the contrary, the Executive's employment with the Company is terminable at will with or without Cause; provided, however, that a termination of the Executive's employment shall be governed in accordance with the terms hereof.

                  10. Restrictive Covenants.

                           (a) Confidential Information. During the Term of
Employment and at all times thereafter, Executive agrees that he will not divulge to anyone or make use of any Confidential Information except in the performance of his duties as an executive of the Company or when legally required to do so (in which case the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object or otherwise resist such disclosure). "Confidential Information" shall mean any knowledge or information of any type relating to the business of the Company or any of its subsidiaries or affiliates, as well as any



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information obtained from customers, clients or other third parties, including, without limitation, all types of trade secrets and confidential commercial information. The Executive agrees that he will return to the Company immediately upon termination, any and all documents, records or reports (including electronic information) that contain any Confidential Information. Confidential Information shall not include information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company. The Executive acknowledges that the Company has expended, and will continue to expend, significant amounts of time, effort and money in the procurement of its Confidential Information, that the Company has taken all reasonable steps in protecting the secrecy of the Confidential Information, that said Confidential Information is of critical importance to the Company.

                           (b) Non-Disparagement. The Executive agrees that,
during the term of employment and thereafter (including following the Executive's termination of employment for any reason), the Executive will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any subsidiary or affiliate or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

                           (c) Cooperation. The Executive agrees to cooperate
with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with his provision of testimony or assistance.

                           (d) Remedies. The Executive agrees that any breach of
the terms of this Section 10 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages.

                           (e) Continuing Operation. The provisions of this
Section 10 shall survive any termination of this Agreement and the Term of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or



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otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section. The Executive agrees to cooperate with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with his provision of testimony or assistance.

                  11. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or reorganization transaction as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise provided herein.

                  12. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto; provided, however, that this Agreement shall not supersede any separate written commitments by the Company with respect to indemnification.

                  13. Miscellaneous Provisions.

                           (a) No provision in this Agreement may be amended
unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                           (b) In the event that any provision or portion of
this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.



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                           (c) The respective rights and obligations of the
Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                           (d) The Executive shall be entitled, to the extent
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                           (e) All amounts required to be paid by the Company
shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements, except as otherwise provided herein.

                           (f) The headings of the sections contained in this
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                           (g) This Agreement may be executed in two or more
counterparts.

                  14. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Michigan without reference to principles of conflict of laws. Subject to Section 15, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this
Agreement: (a) the United States District Court of Detroit, Michigan or (b) the State of Michigan Courts of Oakland County, Michigan. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or the Executive may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

                  15. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Detroit, Michigan in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective Party incurring such costs and expenses, but the Company shall reimburse the Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration or court proceeding. Notwithstanding the foregoing, following a Change of Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive pursuant to this Section 15 shall be paid on behalf of or reimbursed to the Executive promptly by the Company; provided, however, that no reimbursement shall be made of such expenses if and to the extent the arbitrator(s) or the court determine(s) that any of the Executive's litigation assertions or defenses were in bad faith or frivolous. Notwithstanding the foregoing, the Company shall be entitled to seek equitable relief



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pursuant to Section 10(d) hereof without otherwise waiving the right to exclusive arbitration of all other disputes.

                  16. Notices. Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:         Kmart Corporation
                                             3100 West Big Beaver Road
                                             Troy, MI 48084-3163
                                             Attention: General Counsel

                  If to the Executive:       Ronald Hutchison
                                             c/o Kmart Corporation
                                             3100 West Big Beaver Road
                                             Troy, MI 48084-3163

                  17. Approval By Court. The Company shall undertake to file a motion (the "Motion") seeking, and use its best efforts to obtain, approval of this Agreement by a United States Bankruptcy Court or by a United States District Court having jurisdiction over the Company and its bankruptcy case, promptly, and in no event more than seven business days following the filing of a case under the provisions of Title 11 of the United States Bankruptcy Code.



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

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates provided below.

                                       KMART CORPORATION

                                       By:
                                          --------------------------------------
                                       Dated: January 21, 2002


                                       EXECUTIVE

                                       -----------------------------------------
                                       Ronald Hutchison
                                       Dated: January 21, 2002



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